UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: January 15, 2025

RIVER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Alabama	333-205986	46-1422125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 Legends Drive Prattville, Alabama	36066
(Address of Principal Executive Offices)	(Zip Code)

(334) 290-1012

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2025, the board of directors of River Financial Corporation (the “Company”) adopted a new 2025 Incentive Stock Compensation Plan (the “Plan”). Although the board of directors approved the Plan, any grants of incentive stock options is subject to approval of the Plan by shareholders of the Company. The Plan will be submitted for approval of the Company’s shareholders at its 2025 annual meeting to be held in May, 2025. Effective January 15, 2025, the board of directors, acting through the compensation committee, granted restricted stock grants under the Plan to the following executive officers:

Jimmy Stubbs, CEO, 20,000 shares

Ray Smith, President, 10,000 shares

Gene Crane, Business Banking Manager, 5,000 shares

Jason Davis, Chief Financial Officer, 5,000 shares

Restricted stock grants to the foregoing are subject to vesting periods of 5 years each for Messrs. Stubbs, Crane and Davis and 3 years for Mr. Smith.

In addition to the foregoing grants to executive officers, the board of directors, acting through the compensation committee, issued an additional aggregate of 61,000 shares of restricted stock to 63 employees and officers. The Plan is set forth at Exhibit 10.1.

Purpose of the Plan

Generally, the purpose of the Plan is to promote the interests of the Company by providing an incentive to officers and employees of the Company and its subsidiaries to remain in the employ of the Company or its subsidiaries and to aid the Company in attracting and developing capable management personnel.

A total of 500,000 shares of common stock are authorized for issuance under the Plan. The common stock to be delivered pursuant to awards under the Plan are to be made available from the authorized but unissued shares of common stock, or from shares of common stock that may be reacquired by the Company.

General Awards

Options. An option is a right to purchase shares of common stock from the Company. The option exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. The term of an option may not exceed ten years.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of common stock or the cash value thereof determined by dividing the product of the number of shares as to which the SAR is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right.

Restricted Stock. Shares of common stock may be granted subject to restrictions on sale, pledge, or other transfer by the recipient for a certain restricted period. All shares of restricted stock will be subject to such restrictions with the participant, including provisions that may obligate the participant to forfeit the shares in the event of termination of employment or if specified performance goals or targets are not met.

Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company one share of common stock on a specific future vesting or payment date. RSUs may be granted with dividend equivalent rights.

Transferability of Awards. Awards granted pursuant to the Plan may not be transferred except by will or the laws of descent and distribution.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

10.1	River Financial Corporation 2025 Incentive Stock Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER FINANCIAL CORPORATION

Date: February 20, 2025	By:	/s/ James M. Stubbs
James M. Stubbs
Chief Executive Officer